Exhibit 21

Subsidiaries of Radian Group Inc.

Amerin Guaranty Corporation (Illinois domiciled wholly owned subsidiary of Radian Group Inc.)

Radian Asset Management Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)

Radian International Holdings Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)

Radian Mortgage Services Australia Pty Limited (Australia domiciled wholly owned subsidiary of Radian International Holdings Inc.)

Radian Australia Limited (Australia domiciled wholly owned subsidiary of Radian Mortgage Services Australia Pty Limited)

Radian Mortgage Reinsurance Company (Vermont domiciled wholly owned subsidiary of Radian Group Inc.)

Radian Asset Securities Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)

Enhance Financial Services Group Inc. (New York domiciled; 89.51% owned by Radian Group Inc., 10.49% owned by Radian Guaranty Inc.)

Commonwealth Mortgage Assurance Company of Texas (Texas domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)

Residual Interest Investments LP (Delaware domiciled subsidiary owned 99.2% by Commonwealth Mortgage Assurance Company of Texas and 0.8% by Enhance C-BASS Residual Finance Corporation)

Credit-Based Asset Servicing and Securitization LLC (Delaware domiciled subsidiary; 45.8% owned by Residual Interest Investments LP)

Enhance C-BASS Residual Finance Corporation (Delaware domiciled wholly owned subsidiary of Commonwealth Mortgage Assurance Company of Texas)

Singer Asset Finance Company, LLC (Delaware domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)

Credit Derivatives Limited (Bermuda domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)

Radian Reinsurance (Bermuda) Limited (Bermuda domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)

Radian Representatives Ltd. (U.K. domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)

Guaranty Risk Services, Inc. (New York domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)

Radian Guaranty Inc. (Pennsylvania domiciled wholly owned subsidiary)

Radian Asset Assurance Inc. (New York domiciled wholly owned subsidiary of Radian Guaranty Inc.)

Van-American Insurance Agency, Inc. (South Carolina domiciled wholly owned subsidiary of Radian Asset Assurance Inc.)

Asset Recovery Solutions Group Inc. (Delaware domiciled wholly owned subsidiary of Radian Asset Assurance Inc.)

Windsor Management Inc. (Delaware domiciled wholly owned subsidiary of Asset Recovery Solutions Group Inc.)

Radian Asset Assurance Limited (U.K. domiciled wholly owned subsidiary of Radian Asset Assurance Inc.)

Radian Financial Products Limited (U.K. domiciled wholly owned subsidiary of Radian Asset Assurance Inc.)

Radian Capital, LLC (Pennsylvania domiciled wholly owned subsidiary)

Radian Insurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)

Radian Mauritius Holdings Limited (Mauritius domiciled wholly-owned subsidiary of Radian Insurance Inc.)

Radian Mortgage Insurance Inc. (Arizona domiciled wholly owned subsidiary of Radian Guaranty Inc.)

Radian Mortgage Services (UK) Ltd. (U.K. domiciled wholly owned subsidiary of Radian Guaranty Inc.)

Radian Mortgage Services (Hong Kong) Ltd. (Hong Kong domiciled wholly owned subsidiary of Radian Guaranty Inc.)

Radian Services LLC (Delaware domiciled wholly owned subsidiary of Radian Guaranty Inc.)